                                                                     EXHIBIT 4.1

================================================================================




                            CONTINUCARE CORPORATION

                         ------------------------------




                         ------------------------------


                                   INDENTURE

                          DATED AS OF OCTOBER 30, 1997

                         ------------------------------

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,


                                   AS TRUSTEE


                         ------------------------------


                   8% CONVERTIBLE SUBORDINATED NOTES DUE 2002





================================================================================

TIE-SHEET

         of provisions of Trust Indenture Act of 1939 with Indenture dated as of October 30, 1997 between Continucare Corporation and American Stock Transfer & Trust Company, as Trustee:

ACT SECTION                                                                                            INDENTURE SECTION
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
310(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10, 6.11
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
311(a) and (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1, 4.2(a)
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2
312(b) and (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
313(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
315(a)(c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.8
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.9
316(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.7
316(a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
316(a) last sentence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.9
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.2
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.5
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.5
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.8

-------------------------------
         THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.

                               TABLE OF CONTENTS*

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I
                                                       DEFINITIONS

         SECTION 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II
                                                        SECURITIES

         SECTION 2.1      Forms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.2      Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.3      Form and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.4      Legends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.5      Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.6      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.7      Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.8      Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.9      Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.10     Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.11     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.12     Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.13     CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE III
                                           PARTICULAR COVENANTS OF THE COMPANY

         SECTION 3.1      Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.2      Offices for Notices and Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.3      Appointments to Fill Vacancies in Trustee's Office  . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.4      Provision as to Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.5      Certificate to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.6      Compliance with Consolidation Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.7      Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.8      Payment of Taxes and Assessments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22





----------------------------------

 * THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THE INDENTURE.

                                                        ARTICLE IV
                                        SECURITYHOLDERS' LISTS AND REPORTS BY THE
                                                 COMPANY AND THE TRUSTEE

         SECTION 4.1      Securityholders' Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.2      Preservation and Disclosure of Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.3      Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 4.4      Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE V
                                       REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                                   ON EVENT OF DEFAULT

         SECTION 5.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.2      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.3      Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.4      Waiver of Defaults and Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.5      Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.6      Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.7      Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.8      Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.9      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.10     Application of Money Collected by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.11     Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.12     Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.13     Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.14     Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                        ARTICLE VI
                                                  CONCERNING THE TRUSTEE

         SECTION 6.1      Duties and Responsibilities of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 6.2      Reliance on Documents, Opinions, etc .  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 6.3      No Responsibility for Recitals, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.4      Trustee, Authenticating Agent, paying agents, Transfer Agents or Registrar May Own
                                           Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.5      Moneys to be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.6      Compensation and Expenses of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.7      Officers' Certificate as Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.8      Conflicting Interest of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.9      Eligibility of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.10     Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 6.11     Acceptance by Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.12     Succession by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.13     Limitation on Rights of Trustee as a Creditor . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.14     Authenticating Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                       ARTICLE VII
                                              CONCERNING THE SECURITYHOLDERS

         SECTION 7.1      Action by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.2      Proof of Execution by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.3      Who Are Deemed Absolute Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 7.4      Securities Owned by Company Deemed Not Outstanding  . . . . . . . . . . . . . . . . . . . .  41
         SECTION 7.5      Revocation of Consents; Future Holders Bound  . . . . . . . . . . . . . . . . . . . . . . .  41

                                                       ARTICLE VIII
                                                SECURITYHOLDERS' MEETINGS

         SECTION 8.1      Purposes of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 8.2      Call of Meetings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 8.3      Call of Meetings by Company or Securityholders  . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 8.4      Qualifications for Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 8.5      Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 8.6      Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                        ARTICLE IX
                                                        AMENDMENTS

         SECTION 9.1      Without Consent of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 9.2      With Consent of Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 9.3      Compliance with Trust Indenture Act; Effect of
                                           Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 9.4      Notation on Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 9.5      Evidence of Compliance of Supplemental Indenture to be Furnished Trustee  . . . . . . . . .  48

                                                        ARTICLE X
                                     CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         SECTION 10.1     Company May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.2     Successor Corporation to be Substituted for Company . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.3     Opinion of Counsel to be Given Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE XI
                                         SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 11.1     Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 11.2     Deposited Moneys to be Held in Trust by Trustee . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 11.3     Paying Agent to Repay Moneys Held . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 11.4     Return of Unclaimed Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                       ARTICLE XII
                                                     REPURCHASE RIGHT

         SECTION 12.1     Repurchase Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 12.2     Notice of Repurchase Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 12.3     Payment of Repurchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 12.4     Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52



                                                       ARTICLE XIII
                                                 REDEMPTION OF SECURITIES

         SECTION 13.1     Optional Redemption by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 13.2     Notice of Redemption; Selection of Securities . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 13.3     Payment of Securities on Redemptions; Deposit of
                                           Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 13.4     No Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                       ARTICLE XIV
                                               SUBORDINATION OF SECURITIES

         SECTION 14.1     Agreement that Securities to Be Subordinate . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 14.2     Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 14.3     Company Not to Make Payments with Respect to
                                           Securities in Certain Circumstances  . . . . . . . . . . . . . . . . . . .  56
         SECTION 14.4     Payment Over of Proceeds in Certain Events  . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 14.5      No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 14.6     Notice to Trustee of Specified Events; Reliance
                                           on Certificate of Liquidating Agent  . . . . . . . . . . . . . . . . . . .  58
         SECTION 14.7     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 14.8     Obligation to Pay Not Impaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 14.9     Reliance by Senior Indebtedness on Subordination
                                           Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 14.10    Subordination Not to Be Prejudiced by Certain Acts  . . . . . . . . . . . . . . . . . . . .  59
         SECTION 14.11    Trustee Authorized to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . .  60

         SECTION 14.12    Trustee's Relationship to Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 14.13    Trustee and Paying Agents Not Chargeable with
                                           Knowledge Until Notice . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 14.14    Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 14.15    Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                        ARTICLE XV
                                                        CONVERSION

         SECTION 15.1     Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 15.2     Conversion Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 15.3     Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 15.4     Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 15.5     Company to Provide Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 15.6     Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 15.7     No Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 15.8     Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 15.9     Adjustments for Tax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 15.10    Notice of Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 15.11    Notice of Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 15.12    Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege . . .  67
         SECTION 15.13    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                                       ARTICLE  XVI
                                                 MISCELLANEOUS PROVISIONS

         SECTION 16.1     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.2     Official Acts by Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.3     Surrender of Company Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.4     Addresses for Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.5     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 16.6     Evidence of Compliance with Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.7     Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.8     Trust Indenture Act to Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.9     Table of Contents, Headings, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.10    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 16.11    Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 16.12    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Testimonium
Signatures
Acknowledgements

                 THIS INDENTURE, dated as of October 30, 1997, between Continucare Corporation, a Florida corporation (hereinafter sometimes called the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as trustee (hereinafter sometimes called the "Trustee"),


                             W I T N E S S E T H :

                 In consideration of the premises, and the purchase of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1  Definitions.

                 The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this
Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

                 "Affiliate" shall have the meaning as set forth in Rule 501(b) under the Securities Act.

                 "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

                 "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                 "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                 "Capital Lease Obligation" shall mean, with respect to any Person, at the time any determination thereof is to be made, any obligation of such Person for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of such Person under generally accepted accounting principles.

                 "Capital Stock" shall mean, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) in or of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to purchase any of the foregoing, including, without limitation, each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

                 "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" shall mean the Common Stock, par value $.0001 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                 "Company" shall mean Continucare Corporation, a Florida corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

                 "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.

                 "Company Notice" shall have the meaning set forth in Section 12.1.

                 "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amount reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock).

                 "Conversion Agent" shall have the meaning set forth in Section 3.2.

                 "Conversion Price" shall have the meaning set forth in Section 15.1.

                 "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

                 "Daily Market Price" shall mean the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing price of the Common Stock on the American Stock Exchange (the "Amex"), or if the Common Stock is not then listed on the Amex, as reported on such national securities exchange upon which the Common Stock is listed or the last reported sale price regular way of the Common Stock as reported on the Nasdaq Stock Market's National Market (the "NNM"), or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                 "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                 "Definitive Securities" shall mean those securities issued in fully registered certificated form not otherwise in global form.

                 "Depositary" shall mean, with respect to Securities for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.5(b).

                 "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity of the Securities.

                 "Event of Default" shall mean any event specified in Section 5.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Global Security" means, with respect to the Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

                 "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

                 "Interest Payment Date" shall have the meaning set forth in
Section 2.6.

                 "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

                 "Market Capitalization" of the Company, as of any date, shall mean the product of the current market price (determined in accordance with Section 15.6(e)) of the Common Stock on such date and the number of shares of Common Stock outstanding on such date.

                 "Maturity Date" shall mean October 31, 2002.

                 "Offering Memorandum" shall mean the Offering Memorandum dated October 27, 1997 with respect to the Securities.

                 "Officer" shall mean any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company.

                 "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of or counsel to the Company or the Trustee, and who shall be acceptable to the Trustee.

                 "Optional Redemption Price" shall have the meaning set forth in Section 13.1.

                 The term "outstanding" when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

                 (a) Securities theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in Article Fourteen provided or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.8 unless proof satisfactory to the Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

                 (d) Securities converted into Common Stock or redeemed in accordance with this Indenture.

                 "Permitted Junior Securities" shall mean any securities provided for by a plan of reorganization or readjustment authorized by a court of competent jurisdiction in a reorganization proceeding in which the rights of holders of Senior Indebtedness are not altered without the consent of such holders, which consent is deemed to have been given if such holders, individually or as a class, approve such plan.

                 "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Placement Agent" shall mean Loewenbaum & Co. Incorporated, as the placement agent of the Securities pursuant to the Placement Agreement.

                 "Placement Agreement" shall mean the Placement Agreement dated
October   27, 1997 between the Company, the Placement Agent and each Purchaser who is a signatory thereto.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt and as that evidenced by such particular

Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                 "Principal office of the Trustee", or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered.

                 "Redemption Date," when used with respect to any Security to be redeemed, shall mean the date fixed for such redemption pursuant to this Indenture.

                 "Regular Record Date" shall have the meaning set forth in
Section 2.6.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated October 30, 1997, between the Company and the Placement Agent as such agreement may be amended, modified or supplemented from time to time.

                 A "Repurchase Event" shall occur if after initial issuance of the Securities:

                          (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) of the Exchange
                 Act), other than the Company, any Subsidiary of the Company or any current or future employee or director benefit plan of the Company of any Subsidiary of the Company or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors;

                          (ii)   the Company sells or transfers all or
                 substantially all of the assets of the Company to another
                 Person;

                          (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger
                 (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting stock of the Company resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction);

                          (iv) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                          (v) the Common Stock of the Company is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act.

                 "Repurchase Date" shall have the meaning set forth in Section 12.1.

                 "Responsible Officer", when used with respect to the Trustee, shall mean the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Payment" shall mean, with respect to any Person,
(i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets (other than a payment or distribution consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock), by such Person in respect of such Person's Capital Stock, excluding dividends from one Subsidiary of the Company to another Subsidiary of the Company or to the Company and excluding cash dividends by the Company which do not exceed $2.0 million in the aggregate in any fiscal year, (ii) except for the purchase of shares of Common Stock of the Company in the aggregate amount of up to $2.0 million in any fiscal year, any payment on account of the purchase, redemption, defeasance or other requirement of such Person's Capital Stock (other than payment or distribution consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock) or any other payment or distribution made in respect thereof, either directly or indirectly or by merger, consolidation or otherwise or (iii) any payment, loan, contribution, or other transfer of funds or other property (other than payments or distributions consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock) to any stockholder of such Person in their capacity as stockholders as opposed to employees, directors or consultants.

                 "Restricted Security" shall mean Securities that bear or are required to bear the legends set forth in Exhibit A hereto.

                 "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

                 "Securities" means 8% Convertible Subordinated Notes due 2002 of the Company as authenticated and issued under this Indenture.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Securityholder", "holder of Securities", or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

                 "Security Register" shall mean the list of holders provided to the Trustee pursuant to Section 4.1 or any security register maintained by a security registrar for the securities appointed by the Company.

                 "Senior Indebtedness" means, with respect to the Company, any of the following (without duplication): (i)(a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Law whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments whether or not contingent, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured), (c) any Capital Lease Obligations of the Company, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and, with respect to any of the foregoing items described in clauses (a) through (f) above, whether outstanding on the date of execution of this Indenture or hereafter created, incurred or assumed and (g) all obligations of others of the kinds described in the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Senior Indebtedness" shall not include: (i) indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (a) is junior in right of payment to the Securities or (b) ranks pari passu in right of payment with the Securities, (ii) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (iii) any indebtedness of the Company to any Subsidiary of the Company or to any Affiliate of the Company, (iv) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured) or other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company (other than the current portion of any long-term indebtedness of the Company that, but for this clause (iv), would constitute Senior Indebtedness), (v) any indebtedness of or amount owed by the Company to employees for services rendered to the Company or in connection with the severance of employment, (vi) any liability for Federal, state, local or other taxes owing or owed by the Company or (vii) obligations in respect of the Securities.

                 "Significant Subsidiary" shall mean any Subsidiary of the Company that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02(w)(3) under Regulation S-X promulgated by the Commission as in effect on the date hereof.

                 "Subsidiary" shall mean with respect to any Person, (i) any corporation or other entity at least a majority of whose outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                 "Trading Day" shall mean a day on which the principal securities exchange upon which the Common Stock is listed or, if the Common Stock is not listed on any securities exchange, the over-the-counter market, is open for trading in the Common Stock.

                 "Transfer Restricted Security" shall have the meaning set forth in the Registration Rights Agreement.

                 "Trustee" shall mean the Person identified as "Trustee" in the first paragraph hereof, and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. The term "Trustee" as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

                 "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in Section 9.3.


                                   ARTICLE II

                                   SECURITIES

                 SECTION 2.1  Forms Generally.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in denominations of $1,000 and integral multiples thereof.

                 SECTION 2.2  Execution and Authentication.

                 Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

                 The Trustee shall, upon a Company Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $46,000,000 aggregate principal amount of the Securities; except as provided in Sections 2.7, 2.8, 2.10 and 14.3.

                 SECTION 2.3  Form and Payment.

                 Except as provided in Section 2.5, the Securities shall be issued in fully registered certificated form without interest coupons. Principal of and premium, if any, and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest with respect to Securities in global form may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date.

                 SECTION 2.4  Legends.

                 Except as otherwise determined by the Company in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

                 SECTION 2.5  Global Security.

                 (a) The Global Securities shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided, that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.5.

                 (b) The Global Securities may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

                 (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. If there is an Event of Default, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Company shall execute, and subject to
Section 2.7, the

Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

                 SECTION 2.6  Interest.

               (a) Each Security will bear interest at the rate of 8% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or, if no interest has been paid, from October 30, 1997, until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on April 30 and October 31 of each year (each, an "Interest Payment Date") commencing on April 30, 1998, to the Person in whose name such Security or any Predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payement Date (each a "Regular Record Date").

                 (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, based on actual days elapsed. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

                 SECTION 2.7  Transfer and Exchange.

                 (a) The Securities may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

                 (b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Trustee's request. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

                 No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                 The Company shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption under Article Thirteen hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 Prior to due presentment for the registration of a transfer of any Security, the Trustee, any agent thereof and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and neither the Trustee, any agent thereof nor the Company shall be affected by notice to the contrary.

                 (c) When Definitive Securities are presented to the Security registrar with a request:

                          (x) to register the transfer of such Definitive
Securities; or

                          (y) to exchange such Definitive Securities for an
equal principal amount of Definitive Securities of other authorized denominations,

the Security registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                          (1)     shall be duly endorsed or accompanied by a
written instrument of transfer in form reasonably satisfactory to the Company and the Security registrar duly executed by the Securityholder or his attorney duly authorized in writing; and

                          (2)     in the case of Definitive Securities that are
Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                                  (A)      if such Restricted Securities are
                 being delivered to the Security registrar by a Securityholder for registration in the name of such Securityholder, without transfer, a certification from such Securityholder to that effect (in substantially the form set forth on the reverse of the Security); or

                                  (B) if such Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                                  (C) if such Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in a minimum principal amount of $100,000 to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i),
                 (iii) and (iv) above, if the Company or the Security registrar so request, an Opinion of Counsel reasonably acceptable to the Company and to the Security registrar to the effect that such transfer is in compliance with the Securities Act, and, in the case of (iii) above, a letter from the transferee substantially in the form of Annex A to the Offering Memorandum.

                 (d) A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Security registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Security registrar, together with:

                          (1)     if such Definitive Security is a Restricted
Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule
144A) in accordance with Rule 144A; and

                          (2)     whether or not such Definitive Security is a
Restricted Security, written instructions of the Securityholder directing the Security registrar to make, or to direct the Trustee to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Security registrar shall cancel such Definitive Security and cause, or direct the Trustee to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                 (e) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                 (f) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Security registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Security registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                                  (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                                  (C) if such beneficial interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or
                          (iii) in a minimum principal amount of $100,000 to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the
                          Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, not with any distribution in violation of the Securities Act, or
                          (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Security registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Security registrar to the effect that such transfer is in compliance with the Securities Act, and, in the case of (iii) above, a letter from the transferee substantially in the form of Annex A to the Offering Memorandum;

then the Security registrar, or the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

                          (2)     Definitive Securities issued in exchange for
a beneficial interest in a Global Security pursuant to this Section 2.7(f) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Security registrar. The Security registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

                 (g)      (1)     Except as permitted by the following
                 paragraph (2), each Security certificate evidencing the Global Securities and the Definitive Securities (and all securities issued in exchange therefor or substitution thereof) shall bear legends in substantially the form set forth on Exhibit A hereto.

                          (2) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities
                 Act:

                                  (A)      in the case of any Restricted
                          Security that is a Definitive Security, the Security registrar shall permit the Securityholder to exchange such Restricted Security for a Definitive Security that does not bear the legend required by the preceding paragraph (1) and rescind any restriction on the transfer of such Restricted Security in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after the date which is two years after the later of the date hereof and the last date on which the Company or any Affiliate of the Company was the owner of such Security or delivery of an Opinion of Counsel; and

                                  (B)      any such Restricted Security
                          represented by a Global Security shall not be subject to the provisions set forth in the legend required by paragraph (1) above (such sales or transfers being subject only to the provisions of Section 2.7(e) hereof); provided, however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Securityholder shall certify in writing (to be accompanied by an Opinion of Counsel) to the Security registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

                 SECTION 2.8  Replacement Securities.

                 If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent thereof or any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

                 Every replacement Security is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

                 SECTION 2.9  Treasury Securities.

                 In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trustee actually knows to be so owned shall be so considered.

                 SECTION 2.10  Temporary Securities.

                 Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Company for such purpose pursuant to Section 3.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

                 SECTION 2.11  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Securities in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Securities to replace Securities that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be delivered to the Company.

                 SECTION 2.12  Defaulted Interest.

                 Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

                 (a) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as afore- said, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 SECTION 2.13  CUSIP Numbers.

                 The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                      PARTICULAR COVENANTS OF THE COMPANY

                 SECTION 3.1  Payment of Principal, Premium and
                              Interest.

                 The Company covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to the order of the holder of Security entitled thereto as they appear in the Security Register. The Company further covenants to pay any and all amounts including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

                 SECTION 3.2  Offices for Notices and Payments, etc.

                 So long as any of the Securities remains outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, an office or agency where Securities may be presented for conversion ("Conversion Agent"), an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the office or agency of the Trustee. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal corporate trust office of the Trustee.

                 In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Securities may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

                 SECTION 3.3  Appointments to Fill Vacancies in Trustee's
Office.

                 The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                 SECTION 3.4  Provision as to Paying Agent.

                 (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.4,

                          (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities; and

                          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of and premium or interest on the Securities when the same shall be due and payable.

                 (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

                 (c) Anything in this Section 3.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by the Trustee or any paying agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

                 (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to Sections 11.3 and 11.4.

                 SECTION 3.5  Certificate to Trustee.

                 The Company covenants and agrees to deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year of the Company ending after the date hereof and on or before a date not more than 90 days after the end of each six-month period after the end of each fiscal year, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that he or she is familiar with the affairs of the Company, stating that a review of the activities of the Company and of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant in this Indenture contained and is not in default in the performance and observance of any of the terms, provisions and conditions hereof (or, if the Company shall be in default, specifying all such defaults and the nature thereof of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (or premium, if any) or interest on the Securities is prohibited.

                 SECTION 3.6  Compliance with Consolidation Provisions.

                 The Company will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article Ten hereof are complied with.

                 SECTION 3.7  Restricted Payments.

                 The Company shall not make any Restricted Payment to any Person and the Company shall not permit any Subsidiary of the Company to make any Restricted Payment other than to the Company.

                 SECTION 3.8  Payment of Taxes and Assessments.

                 The Company shall, and shall cause each Subsidiary of the Company to, pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property, or upon any part thereof or upon its income or profits, or any part thereof, before the same shall become delinquent; provided that nothing in this Section 3.8 or elsewhere in this Indenture contained shall require the Company to pay any such tax assessment or governmental charge so long as the applicability or validity thereof shall be contested in good faith; and provided further, that neither the Company nor any Subsidiary of the Company shall be required to pay any such taxes, assessment or charges, if in the judgment of the Board of Directors of the Company or such Subsidiary, such payment shall no longer be advantageous to the Company or such Subsidiary in the conduct of its business.



                                   ARTICLE IV

                   SECURITYHOLDERS' LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE

                 SECTION 4.1  Securityholders' Lists.

                 The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

                 (a) on a semi-annual basis on each regular record date for the Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Security registrar.

                 SECTION 4.2  Preservation and Disclosure of Lists.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.1 or (2) received by it in the capacity of Securities registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

                 (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities or with holders of all Securities with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

                 (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

                 (2) inform such applicants as to the approximate number of holders of all Securities, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

                 If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                 (c) Each and every holder of Securities, by receiving and holding the same, agrees with Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this
Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

                 SECTION 4.3  Reports by Company.

                 (a) The Company covenants and agrees to file with the Trustee, within 15 days after the date on which Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission; such of the supplementary and periodic information, documents and reports which would have been required had the Company been subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act in respect of a security listed and registered on a national securities exchange.

                 (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                 (c) The Company covenants and agrees to transmit by mail, or to cause the Trustee to so transmit, to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.3 as may be required by rules and regulations prescribed from time to time by the Commission.

                 (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 (e) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Securities identified by any holder of Restricted Securities, unless such information is furnished to the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

                 SECTION 4.4  Reports by the Trustee.

                 (a) The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each December 15 following the date of this Indenture, commencing December 15, 1997 deliver to Securityholders a brief report, dated as of such December 15, which complies with the provisions of such Section 313(a).

                 (b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


                                   ARTICLE V

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

                 SECTION 5.1 Events of Default. An "Event of Default" occurs if:

                 (a) the Company defaults in the payment of the principal of or premium, if any, of any of the Securities as and when the same shall become due and payable either at maturity, upon redemption (including redemption and purchase pursuant to Article Twelve), by declaration or otherwise, and in each case whether or not such payment is prohibited by the provisions of Article Fourteen; or

                 (b) the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article Fourteen; or

                 (c) the Company defaults in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor, whether or not such payment is prohibited by the provisions of Article Fourteen; or

                 (d) the Company fails to perform or breaches any other covenant or agreement in the Securities or in this Indenture and the default continues for the period and after the notice specified in the last paragraph of this Section 5.1; or

                 (e) there shall have been entered a decree or order under any Bankruptcy Law by a court of competent jurisdiction that (A) is for relief in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or (B) appoints a Custodian of the Company or such Significant Subsidiary or of any substantial part of the property of the Company or such Significant Subsidiary, as the case may be, or
                          (C) orders the winding-up or liquidation of the affairs of the Company or such Significant Subsidiary, as the case may be, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (C) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or such Significant Subsidiary or of a substantial part of its properties or (D) makes a general assignment for the benefit of its creditors.

                 A Default under clause (d) is not an Event of Default until the Trustee notifies the Company in writing, or the holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state the notice is a "Notice of Default." When a Default is cured, it ceases.

                 SECTION 5.2 Acceleration. If any Event of Default (other than an Event of Default specified in Section 5.1(e) or (f) above) occurs and is continuing, the Trustee by notice in writing to the Company, or the holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be due and payable immediately the principal amount of the Securities plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately. If an Event of Default specified in Section 5.1(e) or (f) above occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived, (y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 SECTION 5.3  Other Remedies.    If an Event of Default occurs
and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision of the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

                 SECTION 5.4  Waiver of Defaults and Events of Default.
Subject only to the provisions of Section 5.7 and 9.2 hereof, the holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in payment of principal or interest on any Security as specified in clauses (a) and (b) of Section 5.1, (b) the right of Securityholders to have their Securities repurchased pursuant to Article Twelve or to convert their Securities pursuant to Article Fifteen or (c) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the holder of each outstanding Security affected. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                 SECTION 5.5 Control by Majority. The holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 5.3. The Trustee may refuse, however, to follow any direction that conflicts with law, the Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 5.6  Limitation on Suits.  Except as provided in
Section 5.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (a) the holder gives to the Trustee written notice of a continuing Event of Default;

                 (b) the holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                 (c) such holder or holders offer to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expenses;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Securities then outstand- ing.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 SECTION 5.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder of a Security to receive payment of the principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including the Maturity Date and the Repurchase Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

                 Notwithstanding any other provision of this Indenture, the right of any holder of a Security to convert the Security or to bring suit for the enforcement of such right shall not be impaired or affected without the consent of the holder.

                 SECTION 5.8 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 5.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 SECTION 5.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

                 SECTION 5.10 Application of Money Collected by Trustee. Subject to the provisions of Article Fourteen, any moneys collected by the Trustee or any paying agent pursuant to this Article Five shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securi-ties, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                          First:    To the payment of all amounts due the
                 Trustee under Section 6.6 hereof;

                          Second:   To holders of Senior Indebtedness of the
                 Company to the extent required by Article Fourteen hereof;

                          Third:    To the Securityholders for amounts owing and
                 unpaid upon the Securities for principal (and premium, if any) and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee or any Paying agent) on overdue installments of interest at the rate borne by the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest, respectively; and

                          Fourth:   To the Company or as a court of competent
                 jurisdiction may direct.

                 SECTION 5.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 5.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of (or premium, if any) or interest on any Security against the Company on or after the due date expressed in such Security.

                 SECTION 5.12 Restoration of Rights and Remedies. If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding had been instituted.

                 SECTION 5.13 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 5.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

                 SECTION 5.15 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of this Indenture or any supplemental indenture or any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any succssor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

                 SECTION 6.1  Duties and Responsibilities of Trustee.

                 With respect to the holders of the Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                 (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

                          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Sections 5.4 and 5.5 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                 None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

                 SECTION 6.2.  Reliance on Documents, Opinions, etc.

                 Except as otherwise provided in Section 6.1:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                 (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

                 SECTION 6.3  No Responsibility for Recitals, etc.

                 The recitals contained herein and in the Securities (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

                 SECTION 6.4 Trustee, Authenticating Agent, paying agents, Transfer Agents or Registrar May Own Securities.

                 The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Security registrar.

                 SECTION 6.5  Moneys to be Held in Trust.

                 Subject to the provisions of Section 11.4, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board of Directors, the President or a Vice President or the Treasurer or an Assistant Treasurer of the Company.

                 SECTION 6.6  Compensation and Expenses of Trustee.

                 The Company, as borrower, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee or any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                 The provisions of this Section shall survive the termination of this Indenture.

                 SECTION 6.7  Officers' Certificate as Evidence.

                 Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

                 SECTION 6.8  Conflicting Interest of Trustee.

                 If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 SECTION 6.9  Eligibility of Trustee.

                 The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 10 million U.S. dollars ($10,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

                 In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                 SECTION 6.10  Resignation or Removal of Trustee.

                 (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (b)      In case at any time any of the following shall occur:

                          (1) the Trustee shall fail to comply with the provisions of Section 6.8 after written re-quest therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                          then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.11, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

                 SECTION 6.11  Acceptance by Successor Trustee.

                 Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

                 No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

                 Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                 SECTION 6.12  Succession by Merger, etc.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Securities in the name of any predecessor trustee shall apply only to such predecessor trustee's successor or successors by merger, conversion or consolidation.

                 SECTION 6.13  Limitation on Rights of Trustee as a Creditor.

                 The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

                 SECTION 6.14  Authenticating Agents.

                 There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least five million U.S. dollars ($5,000,000) and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

                 Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

                 Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this
Section 6.14, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

                 The Company, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII

                         CONCERNING THE SECURITYHOLDERS

                 SECTION 7.1  Action by Securityholders.

                 Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Eight, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

                 If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 SECTION 7.2  Proof of Execution by Securityholders.

                 Subject to the provisions of Section 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the Security registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                 The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.6.

                 SECTION 7.3  Who Are Deemed Absolute Owners.

                 Prior to due presentment for registration of transfer of any Security, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Security registrar may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

                 SECTION 7.4  Securities Owned by Company Deemed Not
Outstanding.

                 In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 SECTION 7.5  Revocation of Consents; Future Holders Bound.

                 At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.


                                  ARTICLE VIII

                           SECURITYHOLDERS' MEETINGS

                 SECTION 8.1  Purposes of Meetings.

                 A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

                 (a) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Five;

                 (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Six;

                 (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

                 (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

                 SECTION 8.2  Call of Meetings by Trustee.

                 The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

                 SECTION 8.3  Call of Meetings by Company or Securityholders.

                 In case at any time the Company pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 8.1, by mailing notice thereof as provided in Section 8.2.

                 SECTION 8.4  Qualifications for Voting.

                 To be entitled to vote at any meeting of Securityholders a person shall be (a) a holder of one or more Securities or (b) a person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                 SECTION 8.5  Regulations.

                 Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

                 Subject to the provisions of Section 8.4, at any meeting of Securityholders each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                 SECTION 8.6  Voting.

                 The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE IX

                                   AMENDMENTS

                 SECTION 9.1  Without Consent of Securityholders.

                 The Company and the Trustee may from time to time and at any time amend the Indenture, without the consent of the Securityholders, for one or more of the following purposes:

                 (a) to make provision with respect to the conversion rights of holders of Securities pursuant to the requirements of Section 15.12;

                 (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten hereof;

                 (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                 (d) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                 (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the holders of the Securities;

                 (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

                 (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

                 (h)      to secure the Securities.

                 The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.2  With Consent of Securityholders.

                 With the consent (evidenced as provided in Section 7.1) of the holders of not less than two-thirds in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date or, once a Company Notice has been sent following a Repurchase Event, the Repurchase Date;
(ii) reduce the principal amount of, or the premium or interest on, any Security or the price payable upon a repurchase pursuant to Article Twelve;
(iii) change the place of payment where, or currency in which, any Security or any premium or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (v) adversely affect the right to convert the Securities; (vi) adversely affect the right to cause the Company to repurchase the Securities; (vii) modify the subordination provisions in a manner adverse to the holders of the Securities;
(viii) reduce the above- stated percentage of outstanding Securities necessary to modify or amend the Indenture; or (ix) modify any of the provisions of section 5.4 except to increase the percentage of aggregate principal amount of outstanding Securities referred to therein.

                 Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee may receive an

Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 It shall not be necessary for the consent of the Securityholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

                 Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 9.4   Notation on Securities.

                 Securities authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

                 SECTION 9.5 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.

                 The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Nine.


                                   ARTICLE X

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

                 SECTION 10.1  Company May Consolidate, etc., on Certain Terms.

                 Notwithstanding anything contained herein to the contrary, the Company may consolidate with or merge with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to (each a "transaction"), another Person; provided (i)(a) the Company is the surviving entity, or (b) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such assets are sold, assigned, transferred, leased, conveyed or otherwise disposed is a Person organized and existing under the laws of the United States or a state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; (ii) at the time of and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; (iii) the Company or the surviving Person (if other than the Company) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) greater than or equal to the Consolidated Net Worth of the Company immediately preceding the transaction and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel that all conditions precedent herein relating to such transaction have been complied with.

                 SECTION 10.2  Successor Corporation to be Substituted for
                               Company.

                 In case of any such transaction in compliance with Section
10.1 and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon, except in the case of a lease, shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any and all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                 SECTION 10.3  Opinion of Counsel to be Given Trustee.

                 The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any transaction, and any assumption, permitted or required by the terms of this Article Ten complies with the provisions of this Article Ten.


                                   ARTICLE XI

                    SATISFACTION AND DISCHARGE OF INDENTURE

                 SECTION 11.1  Discharge of Indenture.

                 When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) and not theretofore cancelled, or (b) (1) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, funds sufficient to pay on the Maturity Date or upon redemption all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to the Maturity Date or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or premium, if any, or interest on the Securities (x) theretofore repaid to the Company in accordance with the provisions of Section 11.4, or (y) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, (2) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation, those arising under Article Fourteen hereof, and (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except that the provisions of Sections 2.2, 2.7, 2.8, 3.1, 3.2, 3.4, 6.6, 6.10, 11.4 and Article Fifteen hereof shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.10 and 11.4 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

                 SECTION 11.2  Deposited Moneys to be Held in Trust by
                               Trustee.

                 Subject to the provisions of Section 11.4, all moneys deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

                 SECTION 11.3  Paying Agent to Repay Moneys Held.

                 Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                 SECTION 11.4  Return of Unclaimed Moneys.

                 Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or premium, if any, or interest on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or premium, if any, or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.


                                  ARTICLE XII

                                REPURCHASE RIGHT

                 SECTION 12.1  Repurchase Right.

                 In the event that a Repurchase Event occurs after initial issuance of the Securities, each holder of Securities shall have the right (which right may not be waived by the Board of Directors or the Trustee) at the holder's option, to require the Company to repurchase all of such holder's Securities or any authorized denomination thereof, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice
(as defined below), for cash at a price equal to 101% of the principal amount of such Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date in accordance with paragraph (b) of this Section 12.1; provided, however, that a Repurchase Event shall not be deemed to have occurred if the Daily Market Price per share of the Common Stock for any 10 Trading Days within the period of 20 consecutive Trading Days ending immediately before the Repurchase Event shall equal or exceed 120% of the Conversion Price in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of the Indenture.

                 SECTION 12.2      Notice of Repurchase Event.

                 Within 15 calendar days after a Repurchase Event, the Company shall mail a notice (the "Company Notice") to the Trustee and each Securityholder of record as of the date of the Repurchase Event stating:

                                   (a)     that a Repurchase Event has occurred
                 and that such Securityholder has the right to require the Company to repurchase all or any authorized denomination of such Securityholder's Securities at the Repurchase Price;

                                   (b)     the current Conversion Price, the
                 date on which the right to convert such Holder's Securities into Common Stock will expire and the place or places where such Securities may be surrendered for conversion;

                                   (c)     the Repurchase Date;

                                   (d)     that holders electing to have
                 Securities or any authorized denomination thereof purchased will be required (a) to surrender their Securities to the paying agent at the address specified in the Company Notice on or before the fifth Business Day preceding the Repurchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and (b) to complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the paying agent;

                                   (e)     that Securities which have been
                 surrendered to the paying agent may be converted into Common Stock only to the extent that the holder of such Securities withdraws his election to have such Securities purchased in accordance with the terms of this Article Twelve;

                                   (f)     that any Security not tendered or
                 not accepted for payment will continue to accrue interest;

                                   (g)     that, unless the Company defaults in
                 paying the Repurchase Price, any Security accepted for payment shall cease to accrue interest after the Repurchase Date; and

                                   (h)     a description of any other procedure
                 which a Holder must follow to exercise his right to have Securities repurchased.

                 At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense, provided however, that the Company shall deliver to the Trustee, at least five days prior to the date upon which the Company Notice must be mailed to Securityholders (unless a shorter time shall be acceptable to the Trustee), an Officers' Certificate setting forth the information to be stated in such notice as provided in this Article Twelve. No failure of the Company to give the Company Notice shall limit any Securityholder's right to exercise the repurchase right herein described.

                 The Trustee shall be under no obligation to ascertain or verify the occurrence of a Repurchase Event or to give notice with respect thereto other than as provided above upon receipt of the written notice of a Repurchase Event from the Company. The Trustee may conclusively presume, in the absence of written notice from the Company to the contrary, that no Repurchase Event has occurred.

                 SECTION 12.3      Payment of Repurchase Price.

                 In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Securities as to which the repurchase right had been exercised in cash to the Securityholder. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and the Trustee shall authenticate for issuance in the name of the Securityholder a Security or Securities in the aggregate principal amount of the unpurchased portion of such surrendered Security.

                 SECTION 12.4      Compliance With Laws.

                 In connection with any repurchase of Securities under this Article Twelve, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable (ii) file the related Schedule 13e-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article Twelve to be exercised in the time and in the manner specified in this Article Twelve.



                                  ARTICLE XIII

                            REDEMPTION OF SECURITIES

                 SECTION 13.1      Optional Redemption by Company.

                 The Company may, at its option, redeem all or from time to time any part of the Securities, on any date on or after October 31, 2000, upon notice as set forth in Section

14.2 and at the optional redemption prices set forth below (expressed in percentages of the principal amount), together with accrued interest to the date fixed for redemption (the "Optional Redemption Price") (but installments of interest whose stated maturity is on or prior to the date fixed for redemption shall continue to be payable to the Securityholders of record on the Regular Record Date) if redeemed during the 12-month period beginning October 31 of the years indicated below.

            Year                                          Percentage
            ----                                          ----------
           2000                                             104.00%
           2001                                             102.00%
           2002 and thereafter                                 100%

                 Portions of such redemption prices in excess of 100% of the principal amount are sometimes herein referred to as the "premium" payable upon such redemption.

                 SECTION 13.2  Notice of Redemption; Selection of Securities.

                 Whenever the Company redeems Securities pursuant to this Article Fourteen, it shall notify the Trustee of the date fixed for redemption and the principal amount of Securities to be redeemed. The notice shall be accompanied by an Officers' Certificate stating that the redemption complies with the provisions of this Indenture.

                 In case the Company shall desire to exercise its right to redeem all or, as the case may be, any part of the Securities in accordance with the right reserved so to do, notice of such redemption shall be given to the holders of the Securities to be redeemed as hereinafter provided in this
Section 13.2, such notice to be given by the Company or, at the Company's direction, by the Trustee in the name and at the expense of the Company. If the notice is to be given by the Trustee, the Company shall provide the Trustee with the information required in this Section 13.2.

                 Notice of redemption shall be given by mailing to holders of Securities to be redeemed in whole or in part a notice of such redemption by first class mail, postage prepaid, not less than 20 nor more than 65 days prior to the date fixed for redemption, to their last addresses as they shall appear upon the Securities Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure to duly give notice by mail, or any defect in the notice, to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of such Security or any other Security.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1) the Redemption Date;

                 (2) the Optional Redemption Price;

                 (3)      the then current Conversion Price;

                 (4) the name and address of the paying agent and the Conversion Agent;

                 (5) that Securities called for redemption must be surrendered to the paying agent to collect the Optional Redemption Price.

                 (6) that, unless the Company defaults in paying the Optional Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

                 (7) that the right to convert the Securities as provided in Article Fifteen shall terminate at the close of business on the last Trading Day prior to the Redemption Date (except that a Security which the Company is required to purchase pursuant to Article Twelve hereof shall be convertible until the close of business on the last Trading Day prior to the Repurchase Date);

                 (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and the bond number of such Security and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                 (9) that Holders who want to convert Securities must satisfy the requirements set forth in the Securities;

                 (10)     the CUSIP number, if any, of the Securities; and

                 (11) the consequences to a holder, if any, of converting a Security (or portion of a Security) prior to the next Interest Payment Date if the Redemption Date with respect to such Security occurs on or after such Interest Payment Date.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. If a CUSIP number is listed in such notice or printed on the Security, the notice may state that no representation is made as to the correctness or accuracy of such CUSIP number.

                 If less than all of the Securities are to be redeemed, the Company shall give the Trustee written notice, at least 45 days (or such shorter period as may be acceptable to the Trustee) prior to the date fixed for redemption, as to the aggregate principal amount of the Securities to be redeemed, and thereupon the Trustee shall select, in such manner as it shall deem appropriate and fair (so long as such method is not prohibited by the rules of any securities exchange or market in which the Securities are then listed or quoted) from outstanding Securities, a principal amount of Securities equal to such aggregate principal amount of Securities to be redeemed and shall thereafter promptly notify the Company in writing of the

Securities so to be redeemed and, if any such Securities are to be redeemed in part, the portions thereof to be redeemed.

                 SECTION 13.3 Payment of Securities on Redemptions; Deposit of Redemption Price.

                 If notice of redemption shall have been given as provided in
Section 13.2, such Securities or portions of Securities shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place stated in such notice at the applicable Optional Redemption Price and premium, if any, together with accrued and unpaid interest to the date fixed for redemption, and on and after such date fixed for redemption, unless the Company shall default in the payment of the Optional Redemption Price, interest on the Securities so called for redemption shall cease to accrue. Moneys in the amount necessary for each redemption referred to in Section 13.1 shall be deposited with a paying agent by the Company on or prior to the date fixed for redemption. On presentation and surrender of such payment specified in such notice, such Securities or the specified portions thereof shall (subject to the provisions of Article Fourteen) be paid and redeemed at the applicable Optional Redemption Price, together with accrued and unpaid interest thereon to the date fixed for redemption. Installments of interest whose stated maturity is on or prior to the date fixed for redemption shall continue to be payable to the holders of such Securities on the relevant Regular Record Date or special record date, as the case may be, according to their terms and the provisions of Sections 2.6 or 2.12, as the case may be, of this Indenture.

                 Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unredeemed portion of the Security so presented.

                 The Company's obligation to deposit with the paying agent moneys in the amount necessary for the redemption of particular Securities or portions thereof called for redemption shall be reduced automatically by the amount of such moneys attributable to any of such called Securities or portions thereof which shall have been converted prior to the date such moneys are required to be deposited with the paying agent. Any moneys which shall have been deposited with the paying agent for redemption of Securities and which are not required for that purpose by reason of conversion of such Securities shall be repaid to the Company. The paying agent may in each case require evidence reasonably satisfactory to it of such conversion.

                 SECTION 13.4  No Sinking Fund.

                 The Securities are not entitled to the benefit of any sinking fund.

                                  ARTICLE XIV

                          SUBORDINATION OF SECURITIES

                 SECTION 14.1  Agreement that Securities to Be Subordinate.

                 The Trustee acknowledges, the Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all payments of principal of, premium, if any, and interest on the Securities and all other monetary claims, including such monetary claims as may result from rights of repurchase, under or in respect of the Securities shall be subordinated in accordance with the provisions of this Article Fourteen to the prior payment in full in cash of all amounts payable under all Senior Indebtedness, whether outstanding as of the date of this Indenture or thereafter incurred.

                 SECTION 14.2  Liquidation; Dissolution; Bankruptcy.

                 Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company:

                          (a) holders of all Senior Indebtedness then outstanding shall be entitled to receive payment in full in cash of all amounts owing with respect to all Senior Indebtedness before Securityholders shall be entitled to receive any payment on or with respect to the Securities; and

                          (b) until all Senior Indebtedness is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article Fourteen shall be made to holders of Senior Indebtedness as their interests may appear, except that the Securityholders may receive Permitted Junior Securities.

                 The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of the properties and assets of the Company substantially as an entirety to another Person upon the terms and conditions set forth in Article Ten shall not be deemed a liquidation, dissolution, winding up, reorganization, insolvency, receivership or similar proceeding of the Company for the purposes of this Section.

                 SECTION 14.3 Company Not to Make Payments with Respect to Securities in Certain Circumstances.

                 (a) Unless Section 14.2 shall be applicable, upon the occurrence of any default in the payment of any obligation on or with respect to any Senior Indebtedness, whether with respect to scheduled payments or amounts due upon acceleration (a "Payment Default"), then no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or any of the obligations of the Company under the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, immediately after which the Company shall resume making any and all required payments, including missed payments, in respect of its obligations under the Securities.

                 (b) Unless Section 14.2 shall be applicable, upon (1) the occurrence of any default (other than a Payment Default) relating to Senior Indebtedness which default, pursuant to the instrument governing such Senior Indebtedness, entitles the holders (or a specified portion of holders) of such Senior Indebtedness to accelerate the maturity of such Senior Indebtedness (a "Non-payment Default") and (2) receipt by the Trustee and the Company from a holder of such Senior Indebtedness or from the trustee, agent or other representative designated in writing to the Trustee of any class or issue of Senior Indebtedness (the "Senior Representative") of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or on account of any other obligations of the Company under the Securities for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (i) 179 days shall have elapsed since receipt of such written notice by the Trustee (provided such Senior Indebtedness shall theretofore not have been accelerated), (ii) such Non-payment Default shall have been cured or waived in the manner required by the instrument relating to such Senior Indebtedness or shall have ceased to exist, (iii) such Senior Indebtedness shall have been discharged or paid in full or (iv) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from either the Senior Representative initiating such Payment Blockage Period or the holders of the requisite amount of such issue of such Senior Indebtedness, immediately after which, in the case of clause (i), (ii), (iii) or (iv), the Company shall resume making any and all required payments, including missed payments, in respect of its obligations under the Securities. Only one Payment Blockage Period pursuant to such notice may be commenced with respect to the Securities during any period of 365 consecutive days. Successive Payment Blockage Periods based on successive Non-payment Defaults may be commenced; provided that no Non-payment Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of any other Payment Blockage Period with respect to such Senior Indebtedness unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days.

                 Regardless of anything to the contrary herein, nothing shall prevent (A) any payment of the Trustee to the Securityholders of amounts deposited with it pursuant to Article Eleven or (B) any payment by the Trustee or paying agent as permitted by Section 14.13.

                 SECTION 14.4  Payment Over of Proceeds in Certain Events.





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

                 In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Sections 14.2 or 14.3, whether in cash, property or securities, shall be received by the Trustee or paying agent, if any, or the holders of the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of the holders of Senior Indebtedness and shall forthwith be paid over or delivered by the Trustee, such paying agent or such holders of the Securities, as the case may be, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or the Senior Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of, all Senior Indebtedness remaining unpaid to the extent necessary to pay all obligations in respect of such Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness. Both the Trustee and the paying agent shall be entitled to presume that any payment or distribution of assets of the Company is not prohibited by Section
14.2 or 14.3 unless a Responsible Officer of the Trustee or the paying agent receives notice of a default relating to Senior Indebtedness at least two Business Days before making a payment or distribution of such assets to the holders of Securities.

                 SECTION 14.5   No Waiver of Subordination Provisions.

                 Without notice to or the consent of the Securityholders or the Trustee, the holders of Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payments, or change or extend the time of payment of or renew or alter the Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or released in any manner to the Senior Indebtedness; or accept or release any security for the Senior Indebtedness.

                 SECTION 14.6 Notice to Trustee of Specified Events; Reliance on Certificate of Liquidating Agent.

                 The Company shall give prompt written notice to the Trustee and any paying agent of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article Fourteen.

                 Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article Fourteen, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.3 are pending, and the Trustee and the holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any such distribution to the Trustee or to





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

the holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

                 SECTION 14.7  Subrogation.

                 After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made or payment over made under this Article Fourteen to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company, its creditors other than the holders of Senior Indebtedness and Securityholders, a payment or distribution by the Company on or on account of Senior Indebtedness, it being understood that the provisions of this Article Fourteen are, and are intended, solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 SECTION 14.8  Obligation to Pay Not Impaired.

                 Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in the Securities, is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities at the time and place and at the rate and in the currency therein prescribed, or to affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the right, if any, under this Article Fourteen of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 SECTION 14.9 Reliance by Senior Indebtedness on Subordination Provisions.

                 Each holder of a Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness (by its original terms or amendment thereof), whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in holding, such Senior Indebtedness. The subordination provisions in this Article Fourteen may be enforced directly by the holders of Senior Indebtedness.

                 SECTION 14.10  Subordination Not to Be Prejudiced by Certain
                                Acts.





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


                 No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act in good faith by any such holder or by noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                 SECTION 14.11  Trustee Authorized to Effectuate Subordination.

                 Each holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, to file a claim for the unpaid balance of its Securities in the form required in said proceedings and to cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then the holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim or proof for and on behalf of the holders of said Securities.

                 SECTION 14.12  Trustee's Relationship to Senior Indebtedness.

                 Except for the Trustee's duty to hold cash, properties or securities in trust for the benefit of holders of Senior Indebtedness pursuant to Section 14.4 hereof, subject, however, to the final sentence thereof, the Trustee shall owe no fiduciary duty to the holders of Senior Indebtedness. The Trustee shall be entitled to all rights set forth in this Article Fourteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 SECTION 14.13 Trustee and Paying Agents Not Chargeable with Knowledge Until Notice.

                 Notwithstanding any of the provisions of this Article Fourteen or any other provisions of this Indenture, the Trustee and any paying agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any paying agent, unless and until a Responsible Officer of the Trustee or such paying agent, as the case may be, shall have received written notice thereof from the Company or a holder of a Senior Indebtedness, or any trustee thereof, and, prior to the receipt of any such written notice, the Trustee and any other paying agent shall be entitled to assume that no such facts exist.
If at least two Business Days prior to the date upon which the terms of any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security) a Responsible Officer of the Trustee or paying agent, as the case may be, shall not have received with respect to such moneys the notice provided for in





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

this Section 14.13, then, anything contained herein to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after the commencement of such two Business Day period. Nothing contained in this Section 14.13 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 14.4.

                 SECTION 14.14  Article Applicable to Paying Agents.

                 In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee, provided however, that Sections 14.12 and 14.13 shall not apply to the Company if it acts as a paying agent.

                 SECTION 14.15  Trustee's Compensation Not Prejudiced.

                 Nothing contained in this Article Fourteen shall affect or subordinate the rights of the Trustee with respect to any fees, expenses or indemnitees owing by the Company to the Trustee under this Indenture.


                                   ARTICLE XV

                                   CONVERSION

                 SECTION 15.1   Conversion Privilege.

                 A holder of a Security may convert it into fully paid and nonassessable shares of Common Stock of the Company at any time after 60 days following the date of original issuance thereof and prior to and including maturity at the Conversion Price then in effect, except that, with respect to any Security called for redemption or delivered for repurchase, such conversion right shall terminate at the close of business on the Trading Day immediately preceding the Redemption Date or Repurchase Date (unless the Company shall default in making the payment due upon such redemption or repurchase, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security to be converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

                 The initial Conversion Price is stated in the Securities and is subject to adjustment as provided in this Article Fifteen.





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

                 A holder may convert a portion of a Security equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

                 SECTION 15.2  Conversion Procedure.

                 To convert a Security, a holder must satisfy the requirements in the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 15.3. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Securityholder shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                 No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security. However, upon conversion of a Security, the holder thereof shall be entitled to receive interest, if any, accrued and unpaid through the date of such conversion, which interest shall be payable by the Company (without any additional interest) on the next succeeding Interest Payment Date.

                 If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

                 Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                 SECTION 15.3  Fractional Shares.

                 The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the Trading Day prior to the date of conversion.

                 SECTION 15.4  Taxes on Conversion.





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

                 The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

                 SECTION 15.5  Company to Provide Stock.

                 The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock. All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Common Stock issuable upon conversion of a Transfer Restricted Security shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Common Stock are to be issued upon conversion of a Transfer Restricted Security and they are to be registered in a name other than that of the holder of such Transfer Restricted Security, then the person in whose name such shares of Common Stock are to be registered must deliver to the Trustee a certificate satisfactory to the Company and signed by such person as to compliance with the restrictions on transfer contained in such restrictive legends.

                 SECTION 15.6  Adjustment of Conversion Price.

                 The Conversion Price shall be subject to adjustment from time to time as follows:

                 (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a)





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shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case the Company shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (e) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are distributed, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. If at the end of the period during which such rights, warrants or options are exercisable not all such rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or the exchange of exchangeable securities actually issued).

                 (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness, cash or other assets (including securities, but excluding those rights, options, warrants and securities referred to in subsection (b) above and excluding dividends and distributions paid exclusively in cash), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (e) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the evidences of indebtedness and/or assets and/or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for the determination of the holders of Common Stock entitled to receive such distribution; provided, however that in the event the fair market value (as so determined) of the portion of the evidences of indebtedness, shares of capital stock, cash, securities and assets so distributed applicable to one share of Common Stock is equal to greater than such current market price per share of Common Stock, or if the excess of such current market price per share over such fair market value is less than $1.00, then the Company shall also distribute to the holders of the Securities the amount of evidences of indebtedness, shares of





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capital stock, cash, securities and assets such Holder would have received had the Holder converted the Securities immediately prior to the record date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when issued trading market for any securities included in such distribution, it shall in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to subsection (c) of this Section..

                 (d) In case the Company shall, (i) by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash portions of distributions referred to in (c) above or cash distributions upon a merger or consolidation to which Section 15.12 applies) in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and the fair market value of any other consideration paid or payable in respect of any tender offers by the Company for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's Market Capitalization on the record date for such distribution (as determined by the Board of Directors, whose determination shall be described in an Officers' Certificate filed with the Trustee and any Conversion Agent), or (ii) purchase Common Stock pursuant to a tender offer made by the Company or any of its Subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Company or any of its Subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made (as determined by the Board of Directors, whose determination shall be described in an officers' Certificate filed with the Trustee and any Conversion Agent) and (b) the aggregate amount of any such all-cash distributions referred to in (i) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's Market Capitalization on the expiration of such tender offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(d) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (e) of this Section 15.6) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as aforesaid), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                 (e) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) thirty consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, such warrants, such options or such other distribution or such negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.





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


                 (f) In any case in which this Section 15.6 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 15.10 below) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                 SECTION 15.7   No Adjustment.

                 No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this
Section 15.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value, or from no par value to par value.

                 SECTION 15.8   Other Adjustments.

                 In the event that, as a result of an adjustment made pursuant to Section 15.6 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article Fifteen.

                 SECTION 15.9   Adjustments for Tax Purposes.

                 The Company may make such reductions in the Conversion Price, in addition to those required by Section 15.6 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

                 SECTION 15.10  Notice of Adjustment.

                 Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officer's Certificate briefly stating the facts requiring





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the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

                 SECTION 15.11  Notice of Certain Transactions.

                 In the event that:

                 (1) the Company takes any action which would require an adjustment in the Conversion Price;

                 (2) the Company takes any action that would require a supplemental indenture pursuant to Section 15.12; or

                 (3)  there is a dissolution or liquidation of the Company;

a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, options, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders at the addresses appearing on the Security registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 15.11.

                 SECTION 15.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

                 If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article Fifteen. If, in the





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case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 15.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 In the event the Company shall execute a supplemental indenture pursuant to this Section 15.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

                 SECTION 15.13  Trustee's Disclaimer.

                 The Trustee has no duty to determine when an adjustment under this Article Fifteen should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 15.10. The Trustee makes no representation as to the validity or value of any securities or assets upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article Fifteen.

                 The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 15.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 15.12.





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

                                  ARTICLE  XVI

                            MISCELLANEOUS PROVISIONS

                 SECTION 16.1  Successors.

                 All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

                 SECTION 16.2  Official Acts by Successor Corporation.

                 Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                 SECTION 16.3  Surrender of Company Powers.

                 The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

                 SECTION 16.4  Addresses for Notices, etc.

                 Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company, 100 Southeast 2nd Street, 36th Floor, Miami, Florida 33131, Attention: General Counsel. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, 40 Wall Street, New York, New York 10005, Attention: Corporate Trust Department.

                 SECTION 16.5  Governing Law.

                 This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.





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

                 SECTION 16.6  Evidence of Compliance with Conditions
                               Precedent.

                 Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 SECTION 16.7  Business Days.

                 In any case where the date of payment of principal of or premium, if any, or interest on the Securities will not be a Business Day, the payment of such principal of or premium, if any, or interest on the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

                 SECTION 16.8  Trust Indenture Act to Control.

                 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

                 SECTION 16.9  Table of Contents, Headings, etc.

                 The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 SECTION 16.10 Execution in Counterparts.

                 This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.





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

                 SECTION 16.11  Separability.

                 In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                 SECTION 16.12  Assignment.

                 The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company, as the case may be, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.





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


                 The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                          IN WITNESS WHEREOF, the parties hereto have caused
this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                      CONTINUCARE CORPORATION


                                      By:/s/ Charles M. Fernandez
                                         ---------------------------------
                                             Name: Charles M. Fernandez
                                             Title:Chief Executive Officer
                                                   and President


                                      AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee


                                      By:/s/ Harry Shulman
                                         ------------------------
                                             Name: Harry Shulman
                                             Title:Vice President





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